Exhibit 10.23

SENIOR UNSECURED PROMISSORY NOTE

November 14, 2024

FOR VALUE RECEIVED, SCANTECH IDENTIFICATION BEAM SYSTEMS LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of Seaport Group SIBS LLC (the “Lender”) the Principal Amount (as defined below) in the amounts and on the dates set forth herein, together with interest on the unpaid Principal Amount determined in accordance with Section 4.  In the event that the Business Combination (defined below) is consummated on or before December 31, 2024, the Company and Pubco (defined below) each acknowledge and agree that each and all of the obligations of the Company (including, without limitation, its repayments obligations) shall automatically, and without need for any further act or action, be and become the joint and several obligations of Pubco.

1.Principal Amount; Commitment Fee.

(a)As used herein, the term “Principal Amount” means the aggregate amount of all advances made by the Lender on the date hereof to the Company pursuant to this Senior Unsecured Promissory Note (this “Note”), plus any additional advances made by the Lender to the Company pursuant to this Note after the date hereof and prior to December 31, 2024 (each, a “Subsequent Advance”), less all repayments on account of principal from time to time with respect to the Principal Amount.  Notwithstanding anything to the contrary in this Note, (a) the maximum principal amount to be advanced by Lender under or pursuant to this Note (exclusive of accrued and unpaid interest) shall not exceed USD $1,000,000 (the “Maximum Amount”).

(b)On the date hereof the Borrower shall pay to the Lender a fee (the “Commitment Fee”) equal to three percent (3%) of the Maximum Amount, which Commitment Fee shall be added to the Principal Amount and shall accrue interest as described in Section 4 hereof.

2.Advances; Use of Proceeds.

(a)On the date of this Note, the Lender shall make an initial advance under this Note in the principal amount of $210,000 (the “Initial Advance”).  Each Subsequent Advance pursuant to this Note, if any, shall be made at the discretion of the Lender in an amount or amounts and at such time or times as is determined by the Lender (in its sole discretion).  The Lender shall record, using a form substantially similar to Schedule I attached to this Note, (i) the date and amount of each advance made by the Lender to the Company hereunder, (ii) the date and amount of each payment on account of principal made by the Company to the Lender hereunder and (iii) the resulting outstanding Principal Amount.  Entries made in good faith by the Lender shall be binding and conclusive on the parties absent manifest error.  For the avoidance of doubt, the Lender shall not have any obligation to make any Subsequent Advance at any time, but shall only make Subsequent Advances, if at all, at such times and in such amounts as may be agreed by the Lender and the Company.

(b)The proceeds of the Initial Advance and each Subsequent Advance, if any, shall be used by the Company solely to pay the costs and expenses set forth on a separate schedule to this Note, such schedule to be distributed and approved by the Lender via email.

3.Maturity Date.  The Principal Amount and all accrued interest under this Note shall be due and payable on the date that is ninety (90) days after the date of this Note (the “Maturity Date”).  Notwithstanding the foregoing, the entire unpaid Principal Amount, together with all accrued interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default (as hereinafter defined).

There shall be no prepayment penalty if all outstanding indebtedness is paid to Lender and this Note is paid and satisfied in full prior to the Maturity Date.

4.Interest Rate and Calculation. Interest shall accrue on the outstanding Principal Amount hereunder at an annual rate of 9%, compounded daily. All of such accrued, unpaid interest shall be due and payable on the Maturity Date. Following the occurrence and during the continuance of an Event of Default, (a) interest shall accrue on the outstanding Principal Amount hereunder at an annual rate of 18%, compounded daily (the “Default Rate”) and (b) all outstanding obligations under this Note, including unpaid interest, shall continue to accrue at the Default Rate from the date of such Event of Default until the date such Event of Default is cured or waived by the Lender (in its sole discretion).

5.Seniority.  Repayment of this Note shall be senior to payment of any and all other outstanding indebtedness owed by the Company.  Notwithstanding the aforementioned, and for the avoidance of doubt, nothing in this Section 5 shall prevent the Borrower from making payment of other indebtedness, as it comes due, prior to the Maturity Date of this Note.  Notwithstanding the aforementioned, John Redmond and NACS, on behalf of themselves and Azure, LLC (collectively, the “Redmond Entities”), and for the avoidance of doubt not on behalf of any other person or entity, executed the Subordination & Intercreditor Agreement dated June 13, 2023 (the “Subordination Agreement”) in which the Redmond Entities subordinated their interests to Lender in an amount up to $15,000,000 (fifteen million US Dollars) (but, for the avoidance of doubt, did not subordinate any interests of or with respect to any indebtedness or other interests of, held by or owing to any other person or entity).  By executing this Note, John Redmond, on behalf of the Redmond Entities, hereby agrees to increase the amount of subordination to include both the principal and accrued interest under this Note, in accordance with the terms and conditions of the Subordination Agreement, which such principal and interest under this Note shall constitute, for the purposes of the Subordination Agreement, part of the obligations under the Senior Note (as defined in the Subordination Agreement) and the Subordinated Obligations (as defined in the Subordination Agreement) shall be subordinated to such principal and interest in accordance with the terms and conditions of the Subordination Agreement.  Signature to this Note by John Redmond and an authorized representative of the other Redmond Entities shall apply only to this Section 5 in relation to the application of the Subordination Agreement referenced herein.

6.Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)Failure to Pay.  The Company or PubCo shall fail to pay the outstanding Principal

Amount and/or any accrued interest on the Maturity Date; or

(b)Breaches of Covenants.  The Company or PubCo shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and such failure shall continue for ten (10) business days after delivery of written notice of such failure to the Company; or

(c)Representations and Warranties.  Any representation or warranty made in this Note by the Company and/or PubCo to the Lender shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)Voluntary Bankruptcy or Insolvency Proceedings.  The Company, PubCo or any of their Affiliates (solely for purposes of this Note, “Affiliate” shall mean any entity in which the Company owns at least fifty percent (50%) of the equity) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian for itself, or of all or a substantial part of its assets or property, (2) be unable, or admit in writing its inability, to pay its debts generally as they mature, (3) make a general assignment for the benefit of its creditors, (4) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (5) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (6) take any action for the purpose of effecting any of the foregoing; or

(e)Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, PubCo or any of their Affiliates, or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, PubCo any of their affiliates, or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

7.Rights and Remedies Upon Event of Default.  Upon the occurrence and during the continuation of any Event of Default under this Note (other than an Event of Default under Section 6(d) or Section 6(e) of this Note), the Lender shall have the option (but shall not be required) to declare the entire outstanding Principal Amount hereunder, and all accrued and unpaid interest hereon, immediately due and payable.  Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 6(d) or Section 6(e) of this Note, the entire outstanding Principal Amount hereunder, and all accrued and unpaid interest hereon, shall be immediately and automatically due and payable without any further action by any person or entity.  Implementation of any of the foregoing actions shall not be interpreted or deemed to limit in any way any of the Lender’s remedies in respect of this Note as otherwise set forth in this Note or at law or in equity.  The rights, remedies and powers of the Lender as provided in this Note are neither exclusive nor mutually exclusive.  The Lender shall be entitled to resort to any such remedies and any other remedy or remedies available to them in respect of this Note at law or in equity, by statute or otherwise.

8.Business Combination.  The Company and ScanTech AI Systems, Inc. (“PubCo”) are party to that certain Business Combination Agreement dated September 5, 2023, as amended (collectively with any amendments, the “Business Combination Agreement”), pursuant to which the parties thereto have agreed, at the closing thereunder, to effect a business combination transaction pursuant to which, among other things, the Company will merge with certain other entities and become a subsidiary of PubCo, and the Company will continue in business as an operating company under Pubco.  Shares of PubCo are expected to be listed on the NASDAQ Stock Market under ticker symbol STAI upon the closing of such merger.  The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”.

9.Option to Purchase PubCo Equity Interest.  As consideration for the making of its Initial Advance hereunder, PubCo hereby grants to the Lender the right and option (the “Option”) to acquire common shares of PubCo on and subject to the following terms and conditions:

(a)Exercise of Option.  The Lender may exercise its Option, if at all, by delivering to PubCo or the Company, no later than the date that is 10 business days following the consummation of the Business Combination, the following: (i) written notice of its exercise of its Option; and (ii) an option exercise price in the amount of USD $10.00.

(b)Issuance Timing.  The PubCo common shares that are the subject of the Option (the “PubCo Shares”) shall be issued to the Lender at the time of the filing of PubCo’s initial registration statement (“S-1”), which shall be filed by PubCo with the SEC no later than thirty (30) days following the consummation of the Business Combination.

(c)Number of Shares.  The number of PubCo Shares to be issued to the Lender upon its exercise of its Option shall be equal one (1) PubCo Share for each dollar of the Maximum Amount.

(d)Signatory.  Signature to this Note by an officer of PubCo shall be deemed valid only for this Section 9, up to and until the consummation of the Business Combination, at which time the Company shall become a wholly owned subsidiary of PubCo.  If the Business Combination does not consummate by the Maturity Date or is terminated for any reason prior to the Maturity Date, this Section 9 immediately terminates with no further force and effect.  If the Business Combination is consummated on or before the Maturity Date, then the provisions of this Section 9 shall continue to be the valid and enforceable obligations of PubCo.

10.Transfer, Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Either Lender may assign, pledge, or otherwise transfer all or any portion of this Note or any interest therein (by way of assignment, granting of a participation or otherwise) to any other person or entity.  Subject to the preceding sentence, this Note may be transferred upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer, in which event the Company shall issue replacement note to the registered holders thereof.  Interest and principal are payable only to the registered holder of this Note.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or PubCo without the prior written consent of the Lender.

11.Indemnity.  The Company agrees to promptly pay, and to indemnify, defend and hold the Lender harmless from and against, any and all state and federal taxes of any kind and other liabilities assessed against the Lender with respect to or resulting from the execution, delivery and/or performance of this Note.

12.Further Assurances.  The Company shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to the Lender all reasonable documents, and take all actions, reasonably required by the Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note, to protect and further the validity, priority and enforceability of this Note, or otherwise carry out the purposes of this Note and the transactions contemplated hereunder.

13.Costs of Collection.  The Company agrees to pay all reasonable costs and expenses of collection incurred by the Lender, in addition to principal and interest (including, without limitation, reasonable attorneys’ fees and disbursements) and including all reasonable costs and expenses incurred in connection with the pursuit by the Lender of any of its rights or remedies referred to in this Note, whether or not suit on this Note is commenced, and all such reasonable costs and expenses shall be payable on demand, together with interest thereon.

14.Governing Law/Venue/Jurisdiction/Wavier of Jury Trial.  This Note and the rights and obligations of the Company and the Lender shall be governed by and interpreted in accordance with the law of the State of New York (without regard to any conflicts of law rule that would require the application of the law of any other jurisdiction).  In any litigation to enforce the terms and provisions of this Note, the Company and PubCo hereby irrevocably consent to personal jurisdiction on the courts of the State of New York or the United States located within the State of New York and expressly waive any objections as to venue in any such courts.  Nothing contained herein shall, however, prevent the Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.  The Company and PubCo hereby irrevocably and voluntarily agree to waive any right to a trial by jury in respect of such claim.

15.Waiver.  The Company and PubCo hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by the Lender on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim that can only be asserted in the suit, action or proceeding brought by the Lender on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

16.Severability.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

17.Counterparts.  This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

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SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

By:	/s/ Dolan Falconer
Name: Dolan Falconer
Title: CEO

Address for Purposes of Notice:

ScanTech Identification Beam Systems, LLC
1735 Enterprise Drive
Buford, GA 30518
dfalconer@scantechibs.com
Attn: Dolan Falconer, CEO

SCANTECH AI SYSTEMS, INC.

By:	/s/ Karl Brenza
Name: Karl Brenza
Title: Chairman

Address for Purposes of Notice:

Attn: [●]

[Signature Page to Senior Unsecured Promissory Note]

SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

By:	/s/ Dolan Falconer
Name: Dolan Falconer
Title: CEO

Address for Purposes of Notice:

Attn: [●]

SCANTECH AI SYSTEMS, INC.

By:	/s/ Karl Brenza
Name: Karl Brenza
Title: Chairman

Address for Purposes of Notice:
Americas Tower, 1177 Avenue of The Americas, Suite 5100
New York, NY 10036
Attn: Karl Brenza

[Signature Page to Senior Unsecured Promissory Note]

The undersigned Redmond Entities are signing this Note solely for purposes of agreeing to the terms and provisions of Section 5 of this Note with respect to the subordination and the application of the Subordination Agreement described therein

AZURE, LLC

		By:	/s/ John Redmond
Name: John Redmond
Title: Managing Member

NACS, LLC

		By:	/s/ John Redmond
Name: John Redmond
Title: Managing Member

JOHN REDMOND

/s/ John Redmond
John Redmond

LENDER ACCEPTANCE:

SEAPORT GROUP SIBS LLC

By:	/s/ Stephen Smith
Name: Stephen Smith
Title: Managing Member

[Signature Page to Senior Unsecured Promissory Note]

SCHEDULE I

Amounts funded by (due to) the Lender

Date	Maximum Amount	Commitment Fee	Amount of Advance on this Date	Aggregate Outstanding Principal Amount on this Date	Amount of Accrued Interest on this Date	Amount of Interest Paid as of this Date
November 14, 2024	$1,000,000	$30,000
November 14, 2024			$180,000	$210,000